UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2004, PalmSource, Inc. (the “Company”) entered into a new corporate headquarters lease agreement with Christensen Holdings, L.P. The lease is for an approximately 71,000 rentable square feet located at 1188 East Arques Avenue, Sunnyvale, California. The initial term of the lease is five years with an estimated commencement date of February 1, 2005. The Company has the option to extend the initial term of this lease for two additional periods of up to five years each with respect to all or a portion of the leased premises. A copy of the lease is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1.	Lease Agreement between PalmSource, Inc. and Christensen Holdings, L.P. dated September 29, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: October 4, 2004	By:	/s/ Albert J. Wood

Albert J. Wood Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.

99.1	Lease Agreement between PalmSource, Inc. and Christensen Holdings, L.P. dated September 29, 2004.

4